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                                                                  Exhibit 99.1

                               FORM OF PROXY CARD


                            TICKETMASTER GROUP, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            TICKETMASTER GROUP, INC.

         The undersigned, having received the Notice of Annual Meeting and Proxy Statement/Prospectus, hereby appoints Fredric D. Rosen, Ned S. Goldstein and Peter B. Knepper, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Ticketmaster Group, Inc. owned of record by the undersigned at the 1998 Annual Meeting of Shareholders to be held at the Park Hyatt Hotel located at 2151 Avenue of the Stars, Century City, California 90067, on Tuesday, June 23, 1998 at 10:00 a.m., local time, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. This proxy revokes all prior proxies given by the undersigned.

ELECTION OF DIRECTORS -- NOMINEES

     Paul G. Allen, Peter R. Barton, Barry Diller, Jonathan L. Dolgen, James G. Held, John A. Pritzker, Fredric D. Rosen, William D. Savoy, Terence M. Strom

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name above.)

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                               (SEE REVERSE SIDE)

/X/ Please Mark Your Votes As in this Example.

This Proxy when properly executed will be voted in the manner directed herein on the matters set forth below and in the discretion of the proxies upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the meeting. If no direction is made, this Proxy will be voted FOR approval of the Agreement and Plan of Merger pursuant to which Ticketmaster would become a wholly-owned subsidiary of USA Networks, Inc., FOR all of the Board of Directors nominees, and FOR ratification of the appointment of Ernst & Young LLP as Ticketmaster's independent auditors for the fiscal year ending January 31, 1999.

1. Approval of the Agreement and Plan of Merger.................................   FOR / /   AGAINST / /  ABSTAIN / /

2.  Election of Directors (see reverse)
                        / /  FOR ALL NOMINEES (except as indicated on reverse)     / /  WITHHOLD AUTHORITY to vote for all nominees.
3.  Ratification of Appointment of Ernst & Young LLP ...........................   FOR  / /   AGAINST / /  ABSTAIN / /
The Board of Directors recommends a vote FOR these proposals.

Do you plan to attend the Annual Meeting / / YES / / NO
Dated:                                           , 1998
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                                   (Signature)

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                                   (Signature)

Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                               (SEE REVERSE SIDE)